EXHIBIT 16
                                                                      ----------

                        [LETTERHEAD OF BDO SEIDMAN, LLP]



                                                              November 14, 2000





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on November 8, 2000, to be filed by our former client Advanced Deposition Technologies, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

                                                   Very truly yours,




                                                   BDO Seidman, LLP